UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2012

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

000-54056	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2012, the board of directors of State Bank Financial Corporation elected Mr. John D. Houser and Major General (Retired) Robert H. McMahon, U.S. Air Force, as directors, effective immediately. General McMahon was also elected to the board of directors of our subsidiary bank, State Bank and Trust Company, while Mr. Houser remains on the Bank board. General McMahon serves as President and CEO of the 21st Century Partnership in Warner Robins, Georgia, and Mr. Houser is President and CEO of Macon-based Southern Trust Insurance Company, Southern Trust Corporation and Southern Specialty Underwriters, LLC. General McMahon and Mr. Houser also serve as members of the Independent Directors Committee, Audit Committee and the Financial Risk Committee of the board of directors.  There has been no transaction, or proposed transaction, to which we were or are to be a party in which either General McMahon or Mr. Houser had or has a direct or indirect material interest required to be disclosed under Item 404(a) of SEC Regulation S-K.

In accordance with the standard compensation arrangements for our directors, please refer to our definitive proxy statement filed on April 13, 2012 pursuant to Section 14(a) of the Securities and Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: October 2, 2012	By:	/s/ Thomas L. Callicutt, Jr.
Thomas L. Callicutt, Jr.
Chief Financial Officer